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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

       Delaware                    0-25226                  22-3285224
       --------                    -------                  ----------
   (State Or Other               (Commission               (IRS Employer
   Jurisdiction Of               File Number)            Identification No.)
    Incorporation)

      9 Entin Road, Parsippany, New Jersey                   07054
      ------------------------------------                   -----
    (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 23, 2006, Emerson Radio Corp. (the "Company") and its Chief Financial Officer, Guy A. Paglinco, entered into an agreement (the "Agreement") setting forth their respective rights and obligations in the event that Mr. Paglinco's employment relationship with the Company ends for any reason.

         In summary, the Agreement provides that

         (i) if Mr. Paglinco's employment with the Company is terminated for Cause (as such term is defined in the Agreement) or upon his death, the Company is required to pay Mr. Paglinco (a) his base salary earned but unpaid through the date of employment termination, (b) reimbursement for unused sick days and vacation days, and (c) any amounts vested under any Company compensation plan or program (collectively, the "Accrued Obligations");

         (ii) if Mr. Paglinco's employment with the Company is terminated without Cause or as a result of his permanent disability, the Company is required to pay Mr. Paglinco, (a) subject to his execution of a general release, in equal installments over a period of a year, (x) an aggregate amount equal to his annual base salary on the date of termination and (y) healthcare continuation payments and (b) the Accrued Obligations; and

         (iii) if Mr. Paglinco resigns as Chief Financial Officer, the Company is obligated to pay the Accrued Obligations to Mr. Paglinco and, subject to his execution of a general release, to enter into a one year consulting agreement with him under which Mr. Paglinco will provide consulting services to the Company and the Company, in consideration therefor, will (a) pay to him in installments an amount equal to his annual base salary on the date of termination of employment and (b) reimburse him for certain healthcare continuation payments.

In addition, if Mr. Paglinco's employment is terminated by the Company without Cause or as a result of his permanent disability, or if Mr. Paglinco resigns, all stock options granted to Mr. Paglinco under the 2004 Employee Stock Incentive Plan will vest.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

         Exhibit 10.1 - Agreement between Emerson Radio and Guy A. Paglinco, dated March 23, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EMERSON RADIO CORP.


                                    By: /s/ Guy A. Paglinco
                                       ---------------------------
                                        Name:  Guy A. Paglinco
                                        Title: Vice President and
                                               Chief Financial Officer

Dated:  March 29, 2006



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